Exhibit 99.1

Footnote 1:

As previous reported on the Form 4 filed with the U.S. Securities and Exchange Commission by Mr. Carpenter on January 7, 2013, on October 18, 2012, the Company issued convertible promissory notes (the “Notes”) to certain accredited investors in the aggregate principal amount of $500,000, including a Note to Mr. Carpenter for the principal amount of $225,000. In addition, Mr. Carpenter exchanged a convertible promissory note that was previously issued to him by the Company in July 2012 pursuant to the terms thereof for a new Note in the principal amount of $27,176, which included the principal of an old note and accrued interest thereon. The maturity date of the Notes is the earlier of December 31, 2013 or the date on which the Company consummates an equity financing in which it sells shares of its capital stock with an aggregate sales price of at $5,000,000 or more (a “Qualified Equity Financing”). The Notes bear interest at a rate of 10 percent per annum payable in full on the maturity date. In the event the Company consummates a Qualified Equity Financing prior to December 31, 2013, then the holders of the Notes at their option may convert the outstanding principal and accrued interest under the Notes into shares of the Company’s capital stock issued in the Qualified Equity Financing at the same price and on the same terms as the investors in such financing.

In connection with the issuance of the Notes, the Company also issued to the investors 5-year warrants exercisable for shares of the Company’s capital stock issued in the Qualified Equity Financing (the “Warrants”). The exercise price of the Warrants will be the same as the price per share of the equity securities sold to investors in the Qualified Equity Financing, and each Warrant provides for 100% warrant coverage on the principal amount of the related Note. As such, Mr. Carpenter received a Warrant for 100% coverage of his Note in the principal amount of $27,176 and a Warrant for 100% coverage of his Note in the principal amount of $225,000.

On September 27, 2013, the Company consummated a Qualified Equity Financing, which included, among other things, the sale of the Company’s common stock at a price of $0.20 per share. Mr. Carpenter elected to convert the outstanding principal, but not the accrued interest, of his Notes at $0.20 per share; Mr. Carpenter received cash for the accrued interest on the Notes.

Footnote 2:

As previous reported on the Form 4 filed with the U.S. Securities and Exchange Commission by Mr. Carpenter on January 7, 2013, on January 3, 2013, the Company issued convertible promissory notes (the “Notes”) to certain accredited investors in the aggregate principal amount of $500,000, including a Note to Reven Capital, LLC for the principal amount of $400,000. Reven Capital, LLC is owned by Mr. Carpenter. The maturity date of the Notes is the earlier of December 31, 2013 or the date on which the Company consummates an equity financing in which it sells shares of its capital stock with an aggregate sales price of at $5,000,000 or more (a “Qualified Equity Financing”). The Notes bear interest at a rate of 10 percent per annum payable in full on the maturity date. In the event the Company consummates a Qualified Equity Financing prior to December 31, 2013, then the holders of the Notes at their option may convert the outstanding principal and accrued interest under the Notes into shares of the Company’s capital stock issued in the Qualified Equity Financing at the same price and on the same terms as the investors in such financing.

In connection with the issuance of the Notes, the Company also issued to the investors 5-year warrants exercisable for shares of the Company’s capital stock issued in the Qualified Equity Financing (the “Warrants”). The exercise price of the Warrants will be the same as the price per share of the equity securities sold to investors in the Qualified Equity Financing, and each Warrant provides for 100% warrant coverage on the principal amount of the related Note. As such, Reven Capital, LLC received a Warrant for 100% coverage of its Note in the principal amount of $400,000.

On September 27, 2013, prior to the conversion of the Note, Reven Capital, LLC assigned the Note and Warrant to Mr. Carpenter. On September 27, 2013, the Company consummated a Qualified Equity Financing, which included, among other things, the sale of the Company’s common stock at a price of $0.20 per share. Mr. Carpenter elected to convert the outstanding principal, but not the accrued interest, of his Notes at $0.20 per share; Mr. Carpenter received cash for the accrued interest on the Notes.